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                                                                     EXHIBIT 8.1

            [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]


                                 August 15, 2002



AIMCO Properties, L.P.
Colorado Center, Tower Two
2000 South Colorado Boulevard, Suite 2-1000
Denver, Colorado 80222

                  Re:      United States Federal Income Tax Consequences

Ladies and Gentlemen:

                  You have requested our opinion concerning certain United States Federal income tax considerations in connection with the offer (the "Offer") by AIMCO Properties, L.P., a Delaware limited partnership (the "AIMCO Operating Partnership"), to acquire up to an aggregate of 270 units of limited partnership interests of VMS National Residential Portfolio I ("VMS") from owners of such partnership units (an "Offeree") in exchange for (i) $3,000 cash,
(ii) 64.50 AIMCO Operating Partnership Common Units ("Common OP Units"), or
(iii) a combination of cash and Common OP Units, as more fully described in the Registration Statement on Form S-4 (No. 333-90590) of the AIMCO Operating Partnership, initially filed with the Securities and Exchange Commission (the "Commission") on June 17, 2002 under the Securities Act of 1933, as amended (the "Securities Act"), as such Registration Statement is amended through the date hereof. All capitalized terms used herein, unless otherwise specified, shall have the meanings assigned to them in the Registration Statement.

                  In connection with the Offer and with certain previous offerings of Common OP Units, we have acted as special tax counsel to the AIMCO Operating Partnership, and we have assisted in the preparation of the Registration Statement and certain other documents. In formulating our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement


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AIMCO Properties, L.P.
August 15, 2002
Page 2


and such other documentation and information provided by you as is relevant to the Offer and necessary to prepare the Registration Statement or as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, you have provided us with certain representations and covenants of officers of Apartment Investment and Management Company ("AIMCO") and its Subsidiaries (the "Company") relating to, among other things, the actual and proposed operation of the Company. In rendering our opinion, we have relied upon statements, representations and covenants of officers of the Company and have assumed that such statements, representations and covenants are true as of the date hereof without regard to any qualification as to knowledge and belief. For purposes of our opinion, we have not made an independent investigation of the facts set forth in such documents and representations, the partnership agreements and organizational documents for each of the corporations, partnerships and limited liability companies in which the Company holds a direct or indirect interest (the "Subsidiaries"), the Registration Statement or any other document. We have, consequently, assumed and relied on your representations that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts relevant to our opinion. We have also relied upon the opinion of Altheimer & Gray dated May 8, 1998, with respect to the qualification of Ambassador Apartments, Inc., a Maryland corporation, as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code") for its taxable year ended December 31, 1994 and all subsequent taxable years ending on or before May 8, 1998 (including the short taxable year ending on May 8, 1998). In addition, we have assumed the qualification of Insignia Properties Trust as a REIT under the Code and have relied upon the opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. dated August 4, 1998, in this regard.

                  In rendering our opinion, we have assumed that the transactions contemplated by the foregoing documents have been or will be consummated in accordance with the operative documents, and that such documents accurately reflect the material facts of such transactions. In addition, our opinion is based on the correctness of the following specific assumptions: (i) each of AIMCO, the AIMCO Operating Partnership, and all other direct and indirect subsidiaries of AIMCO (including, but not limited to, AIMCO/Bethesda Holdings, Inc., AIMCO Investment Services, Inc., AIMCO/NHP Holdings, Inc., AIMCO/NHP Properties, Inc., NHP Management Company, NHP A&R


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AIMCO Properties, L.P.
August 15, 2002
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Services, Inc., and each "qualified REIT subsidiary" of AIMCO) has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents and in the Registration Statement, (ii) AIMCO has made a valid election under section 856(l)(1) to treat as a taxable REIT subsidiary of AIMCO each corporation (other than a qualified REIT subsidiary or another REIT) or other entity taxable as a corporation of which AIMCO owns in excess of ten percent (10%) of the outstanding voting securities or the total value of the outstanding securities of such corporation or entity, and AIMCO will not consent to the revocation of any such election with respect to any such taxable REIT subsidiary, and (iii) there have been no changes in the applicable laws of the State of Maryland or any other state under the laws of which any of the Subsidiaries have been formed. In rendering our opinion, we have also considered and relied upon the Code, the regulations promulgated thereunder (the "Regulations"), administrative rulings and the other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service, all as they exist as of the date hereof. With respect to the latter assumption, it should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time (possibly with retroactive effect). Any change which is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions herein. There can be no assurances, moreover, that any of the opinions expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

                  We express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States of America to the extent specifically referred to herein.

                  Based upon and subject to the foregoing, we are of the opinion that:

                           1. Commencing with AIMCO's initial taxable year ended
                  December 31, 1994, AIMCO was organized in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation has enabled, and its proposed method of operation will enable, AIMCO to meet the requirements for qualification and taxation as a REIT. AIMCO's qualification and taxation as a REIT depend upon


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AIMCO Properties, L.P.
August 15, 2002
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                  its ability to meet, through actual annual operating results, certain requirements, including requirements relating to distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which have been represented by the AIMCO officers and will not be reviewed by us. No assurance can be given that the actual results of the Company's operations for any taxable year satisfy the requirements for taxation as a REIT under the Code. Such requirements are discussed in more detail under the heading "Requirements for Qualification."

                           2. The AIMCO Operating Partnership will be treated as
                  a partnership and not as an association taxable as a corporation for Federal income tax purposes.

                           3. An Offeree will not recognize gain or loss for
                  Federal income tax purposes upon exchange of units of VMS solely for Common OP Units. Nevertheless, if immediately prior to such exchange, the amount of VMS's liabilities allocable to the units transferred to the AIMCO Operating Partnership exceeds the amount of the AIMCO Operating Partnership's liabilities allocable to an Offeree immediately after the exchange, such Offeree will receive a deemed distribution in an amount equal to such liability relief and will recognize gain for Federal income tax purposes to the extent that the amount of such deemed distribution exceeds such Offeree's aggregate adjusted tax basis in the Common OP Units received.

                           4. If an Offeree exchanges units of VMS for cash and
                  Common OP Units, such Offeree will be treated for Federal income tax purposes as selling some of such units for cash in a taxable sale and contributing some of such units for Common OP Units in a tax-free exchange. With respect to the VMS units that are treated as sold for cash, an Offeree will be taxed as described in paragraph number five below. With respect to the VMS units that are treated as exchanged for Common


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AIMCO Properties, L.P.
August 15, 2002
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                  OP Units, an Offeree will be taxed as described in paragraph number three above.

                           5. If an Offeree sells VMS units solely for cash, an
                  Offeree will recognize gain or loss for Federal income tax purposes in an amount equal to the difference between (i) the amount realized on the sale and (ii) the adjusted tax basis in the VMS units sold.

                           6. If an Offeree retains all or a portion of the VMS
                  units and VMS terminates for Federal income tax purposes, an Offeree will not recognize any gain or loss as a result of such termination and such Offeree's capital account in VMS will not be affected.

                           7. Because of the factual nature of the inquiry, no
                  opinion is expressed as to whether an exercise of a redemption right with respect to Common OP Unit would cause an Offeree's contribution of VMS units to the AIMCO Operating Partnership to be a taxable transaction under the disguised sale rules of the Code.

                           8. The discussion under the caption "United States
                  Federal Income Tax Consequences" is a fair and accurate summary of the material Federal income tax consequences of the Offer and of acquisition, ownership and disposition of the Common OP Units and the AIMCO stock by a holder who acquires the Common OP Units or AIMCO stock in connection with the Offer, subject to the qualifications set forth therein.

                  Other than as expressly stated above, we express no opinion on any issue relating to the AIMCO, the AIMCO Operating Partnership, or to any investment therein.

                  This opinion is intended for the exclusive use of the person to whom it is addressed, except as set forth herein, and it may not be used, circulated, quoted or relied upon for any other purpose without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Skadden,


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AIMCO Properties, L.P.
August 15, 2002
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Arps, Slate, Meagher & Flom LLP under the caption "Legal Matters" in the
Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented, covenanted, or assumed herein or any subsequent changes in applicable law.


                                             Very truly yours,

                                    /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP